Exhibit 3(ii)

OPERATING AGREEMENT OF ENTERGY GULF STATES LOUISIANA, L.L.C.

A LOUISIANA LIMITED LIABILITY COMPANY

SOME OR ALL OF THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS IN THE COMPANY (OR PREDECESSORS) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS IS HEREBY NOTIFIED THAT THE SELLER OF THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

  OPERATING AGREEMENT OF ENTERGY GULF STATES LOUISIANA, L.L.C.

  A LOUISIANA LIMITED LIABILITY COMPANY

This Operating Agreement of Entergy Gulf States Louisiana, L.L.C. is entered into by and between (i) EGS Holdings, Inc., a Texas corporation ("EGSHI"), and (ii) Entergy Gulf States Louisiana, L.L.C., represented herein by Mark G. Otts, Paul A. Castanon and Edna M. Chism, its duly authorized Managers, to be effective as of the date and time at which the Articles of Organization, as filed with the Louisiana Secretary of State, become effective for the purpose of organizing a Louisiana limited liability company on the terms and conditions set forth in the Articles of Organization and in this Operating Agreement. EGSHI is hereby admitted as a Member of the Company, and in consideration of the mutual covenants contained herein, EGSHI and the Company do hereby adopt this Operating Agreement to govern the affairs of the Company and the conduct of its business.

        DEFINITIONS

Subject to additional definitions contained in subsequent Articles of this Operating Agreement which are applicable to specific Articles or Sections thereof, capitalized terms used in this Agreement have the meanings set forth below:
          "Agreement" means this Operating Agreement of Entergy Gulf States Louisiana, L.L.C., together with all exhibits hereto, as amended and restated from time to time.
          "Act" means the Louisiana Limited Liability Company Law, and any successor statute, as amended from time to time.
          "Articles of Organization" means the Articles of Organization of the Company filed with the Secretary of State of the State of Louisiana pursuant to Section 1304(A) of the Act, as amended and restated from time to time.
          "Available Cash" means the cash balance of the Company from time to time after the payment of, or provision for the payment of, all of the Company's obligations then due and after the establishment of such reserves as the Board of Directors may think appropriate for all debts, expenses, capital improvements, replacements, and contingencies of the Company.
          "Board of Directors" shall mean the Directors of the Company.
          "Common Membership Interests" has the meaning given in Section 3.1(a) hereof.
          "Company" means the limited liability company formed under the Act pursuant to this Agreement, under the name Entergy Gulf States Louisiana, L.L.C.
          "Director" means a manager as defined by Section 1301(A) (12) of the Act.
          "Majority of the Units" means a majority of the votes that the holders of such Units are entitled to cast.
          "Members" mean those persons who are holders of record of Units from time to time.
          "Membership Interest" means an ownership interest in the Company held by a Member and represented by a number of Units of any class or series, including any and all benefits to which the holder of such a Common Membership Interest or Preferred Membership Interest may be entitled as provided in or pursuant to the Act, the Articles of Organization, or this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement and applicable law.
          "Preferred Membership Interests" has the meaning given in Section 3.1(b) hereof.
          "Series A 8.25% Preferred Membership Interests" has the meaning given in Section 3.8 hereof.
          "Unit" means a denomination of any class or series of Membership Interests in the Company as described in the Articles of Organization, in this Agreement, or in any additional class or series of Membership Interests that may be issued pursuant to Section 3.1(b) hereof.
        ORGANIZATION
          Formation.

          The Company is formed under the Act and is to be governed by the Articles of Organization, by this Agreement, and by the Act.

          Statutory Requirements.

          The Company's organizer has caused Articles of Organization to be executed and filed with the Louisiana Secretary of State.

          Principal Place of Business.

          The principal place of business of the Company shall be at 446 North Boulevard, Baton Rouge, Louisiana 70802-5717 or such other address as the Board of Directors may determine.

          Term.

          The term of the Company's existence shall commence when the Articles of Organization, as filed with the Louisiana Secretary of State, become effective and shall continue in perpetuity unless and until the Company's existence is terminated under Article 10 of this Agreement.

        CAPITAL
          Establishment of Classes of Membership Interests; Class Voting; Interests Shall be Securities.

          The Company shall have the authority to issue Common Membership Interests and Preferred Membership Interests represented by Units. Upon the issuance of any Membership Interest as provided in this Agreement, the Membership Interest so issued shall be deemed to be duly and validly issued. The aggregate number of Units of Membership Interests that the Company shall have authority to issue and have outstanding at any time is as follows:

              Two Hundred Million (200,000,000) Units of common Membership Interests (herein called the "Common Membership Interests"). The Company hereby issues 100 Units of Common Membership Interests to EGSHI for and in consideration of an initial capital contribution by EGSHI to the Company of $1,000, the receipt and sufficiency of which the Company hereby acknowledges.
              Twenty Million (20,000,000) Units of preferred Membership Interests (herein referred to as the "Preferred Membership Interests"), which may be issued in one or more classes, any of which classes may be issued in one or more series, as provided herein.

          The Board of Directors may by resolution increase or decrease the number of Units of Preferred Membership Interests within a series, provided that the Board of Directors may not decrease the number of Units within a series of Preferred Membership Interests to less than the number of Units within such series that are then issued. If no Units of a series of Preferred Membership Interests have been issued, the Board of Directors may by resolution amend the preferences, designations, rights, including voting rights, privileges, powers, restrictions, limitations, and qualifications of that series. If a series of Preferred Membership Interests has been established and no Units of such series are outstanding, the Board of Directors may by resolution eliminate such series and thereby restore the Preferred Membership Interests of such series to the status of authorized but unissued Preferred Membership Interests, with or without a class designation as provided in the resolution. Except as expressly provided from time to time in this Agreement or as part of the preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications of any then-authorized and outstanding Preferred Membership Interests, no approval or consent of any Member shall be required with respect to any action of the Board of Directors to create, issue, redeem, or convert any class or series of Preferred Membership Interests or with respect to any action to amend, supplement, waive, or otherwise alter any preferences, designations, rights, privileges, powers, restrictions, limitations, or qualifications of any class or series of Preferred Membership Interests.

          Except as otherwise expressly provided herein or in the preferences, designations, rights, privileges, powers, restrictions, limitations, or qualifications of any class or series of Preferred Membership Interests, where any class or series of Membership Interests is entitled to vote on a matter as a class, the matter will be adopted by that class or series upon receiving the affirmative vote of Members holding the requisite Majority of the Units within that class or series.

          The interests in the Company shall constitute "securities" governed by (i) Article 8 of the Uniform Commercial Code (the "UCC") (including Section 8-102(a)(15) and Section 8-103(c) thereof) as in effect from time to time in the State of Louisiana, and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.

          Series and Limits of Variations Between Series of Preferred Membership Interests.

          Subject to the provisions of Section 3.8 hereof setting forth the provisions of, and establishing, the Series A 8.25% Preferred Membership Interests (which said provisions, however, shall not continue to be effective as to any Series A 8.25% Preferred Membership Interests which are redeemed or repurchased and restored to the status of authorized but unissued Preferred Membership Interests of such class), the Preferred Membership Interests may be issued in one series or divided into and issued in more than one series from time to time as herein provided. Each such series of Preferred Membership Interests shall be established by the Board of Directors. Subject to Section 3.8 hereof in respect of the Series A 8.25% Preferred Membership Interests, the authorized number of Units of any such series of Preferred Membership Interests, the designation of such series, the relative rights and preferences thereof and the terms and characteristics thereof (in those respects in which the Units of one series of Preferred Membership Interests may vary from the Units of other series of Preferred Membership Interests as herein provided) shall be fixed and determined at any time prior to the issuance thereof by resolution or resolutions of the Board of Directors of the Company. All Units of each series of Preferred Membership Interests shall be alike in every particular. Preferred Membership Interests of all series (irrespective of class) shall be of equal rank and shall be identical in all respects, except in the following particulars:

              the designation of such series, which may be by distinguishing number, letter or title;
              the rate at which distributions are to accumulate on the Units of such series, hereinafter referred to as the "fixed distribution rate";
              the terms and conditions on which the Units of such series may be redeemed and the amount payable in respect of the Units of such series in case of the redemption thereof at the option of the Company, the amount so fixed being hereinafter referred to as the "fixed redemption price", and the amount payable in respect of the Units of such series in case of the redemption thereof for any sinking fund for such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;
              the amount payable in respect of the Units of such series in case of liquidation, dissolution, or winding up of the Company, or reduction or decrease of its capital resulting in any distribution of its assets to the holders of its Common Membership Interests, the amount so fixed being hereinafter referred to as the "fixed liquidation price", and the amount payable, if any, in addition to the fixed liquidation price for the Units of such series in case such liquidation, dissolution, winding up, reduction or decrease be voluntary, the amount so fixed being hereinafter referred to as the "fixed liquidation premium", which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;
              any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Company of, the Units of such series;
              the right, if any, to convert the Units of such series into Units of any other series of Preferred Membership Interests or into Units of Common Membership Interests and the rate or basis, time, manner, terms and conditions of conversion or the method by which the same shall be determined;
              the voting rights, if any, of the Units of such series; provided that the vote per Unit fixed for the Units of such series on such issues as to which it is given voting rights by this Agreement, by the resolution establishing such series or by law may not exceed one one-hundredth of a vote per dollar of consideration per Unit of such series fixed by the Board of Directors for such Units of such series upon original issuance of such Unit of such series, which shall constitute the stated capital value of such Unit; and
              the dates on which distributions will be paid, if different from the dates contemplated by Section 3.3 hereof.

          Distributions on the Preferred Membership Interests.

          Out of the assets of the Company available for distributions, the holders of each series of Preferred Membership Interests at the time outstanding shall be entitled to receive, if and when declared payable by the Board of Directors, distributions in lawful money of the United States of America at, but not exceeding, the fixed distribution rate for such particular series, payable quarterly on March 15, June 15, September 15 and December 15 in each year, before any distributions (other than a distribution payable in Common Membership Interests) shall be paid upon or set apart for the Common Membership Interests; and such distributions on each series of Preferred Membership Interests shall be cumulative, so that, if in any past distribution period or periods full distributions upon each series of outstanding Preferred Membership Interests at the fixed distribution rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any distributions shall be paid upon or set apart for the Common Membership Interests. Distributions on all Preferred Membership Interests of each series shall commence to accumulate and be cumulative from the date of issue. Any distributions declared or paid on Preferred Membership Interests of any series in an amount less than full cumulative distributions accumulated or in arrears upon all Preferred Membership Interests outstanding shall, if more than one series be outstanding, be divided among the different series then outstanding in proportion to the aggregate amounts which would be distributable to holders of Preferred Membership Interests of each series if full cumulative distributions were declared and paid thereon.

          Preference of Preferred Membership Interests on Liquidation, etc.

          In the event of any liquidation, dissolution, or winding up of the Company, or reduction or decrease of its capital resulting in a distribution of assets to the holders of Common Membership Interests other than by way of distributions out of the net profit or out of the surplus of the Company, the holders of Preferred Membership Interests of each series then outstanding shall be entitled to receive, for each Unit thereof, the fixed liquidation price for such series, plus in case such liquidation, dissolution, winding up, reduction or decrease shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with all distributions accumulated or in arrears thereon, before any distribution of the assets shall be made to the holders of Common Membership Interests; but the holders of Preferred Membership Interests shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution, winding up, reduction or decrease, the assets distributable among the holders of Preferred Membership Interests shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the assets of the Company remaining after payment of the full preferential amounts then due to holders of Preferred Membership Interests shall be distributed among the holders of each series of Preferred Membership Interests then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. As used in this Article the expression "distributions accumulated or in arrears" means, in respect of each Unit of Preferred Membership Interests of any series, that amount which shall be equal to simple interest upon the stated capital value at an annual rate equal to the percentage that the fixed distribution rate for such series is of the stated capital value, from the date from which cumulative distributions thereon commence to accumulate to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all distributions theretofore paid or declared and set aside for payment in respect thereof. A consolidation or merger of the Company, a sale or transfer of substantially all of its assets as an entirety, or the repurchase or redemption of Preferred Membership Interests in accordance with the provisions of Section 3.5 hereof, whether or not the Preferred Membership Interests so redeemed or repurchased shall be retired, shall not be regarded as a "liquidation, dissolution, or winding up of the Company, or reduction or decrease of its capital resulting in a distribution of assets to the holders of its Common Membership Interests other than by way of distributions out of the net profits or out of the surplus of the Company" within the meaning of this Section 3.4.

          Redemption and Repurchase of Preferred Membership Interests.

          The Company may, at its option expressed by vote of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Membership Interests or of any series thereof at the fixed redemption price for such series, together with the amount of any distributions accumulated or in arrears thereon to the date of such redemption. Notice of any proposed redemption of any series of Preferred Membership Interests shall be given at least 30 days, and not more than 60 days, prior to the date fixed for such redemption by mailing a copy of such notice to the holders of record of Units of each series of Preferred Membership Interests to be redeemed, at their respective addresses then appearing on the books of the Company, to the extent that they may lawfully do so; and not less than 30 days' nor more than 60 days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Company's Board of Directors; and in the event of such publication, no defect in the mailing of such notice shall affect the validity of the proceedings for the redemption of any Units of each series of Preferred Membership Interests so to be redeemed. Any such redemption of any series of Preferred Membership Interests shall be in such amount, at such places and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Company in providing funds sufficient for such redemption at or before the time and at the place specified for the payment thereof pursuant to said notice, all distributions on the Units of each series of Preferred Membership Interests called for redemption shall cease to accumulate; and from and after the date so fixed, unless default be made as aforesaid, or from and after the date of the earlier deposit by the Company in trust, with a bank or trust company having an aggregate capital and surplus of at least $5,000,000 and doing business in the Borough of Manhattan, City and State of New York, or in the City of Boston, Commonwealth of Massachusetts, of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice) all rights of the holders of the Units so called for redemption as Members of the Company, except only the right to receive, without interest, when due the redemption funds to which they are entitled, shall cease and terminate. Any funds so deposited which shall remain unclaimed by the holders of such Units of such series of Preferred Membership Interests at the end of six (6) years after the redemption date, together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Company to be held by the Company for such holders. The Company may also from time to time repurchase Units of any series of Preferred Membership Interests at a price not exceeding the price at which the same may be redeemed. Units of Preferred Membership Interests redeemed or repurchased by the Company shall be restored to the status of authorized but unissued Preferred Membership Interests and may from time to time be reissued as provided in Section 3.1(b) hereof.

          Restrictions on Certain Company Action.

          So long as any Units of any series of Preferred Membership Interests shall remain outstanding, the Company shall not, without the affirmative vote of the holders of Units of Preferred Membership Interests then outstanding having two-thirds of the votes entitled to be cast by the holders of Units of Preferred Membership Interests, at a meeting of holders of Units of Preferred Membership Interests called for the purpose of approving such action (but upon such vote, and any requisite vote at a meeting of the holders of all classes of Units of Preferred Membership Interests then outstanding having the privilege to vote to authorize the Board of Directors to take such action, may):

              create or authorize any additional class of Membership Interest ranking prior to the Preferred Membership Interests in respect of distributions or liquidation rights (other than Units of Preferred Membership Interests issuable upon conversion of obligations or securities, or upon the exercise of warrants, rights or options to purchase, authorized pursuant to (b) below);
              create or authorize any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to, any Units of Preferred Membership Interests referred to in (a) above ranking prior to the Preferred Membership Interests in respect of distributions or liquidation rights; or
              alter, amend or repeal the provisions hereof relative to the Preferred Membership Interests, or any class or series thereof, which would change the express terms and provisions of such Preferred Membership Interests in any manner prejudicial to the holders thereof, including any such change in the provisions of this Section 3.6 or Section 3.7 hereof; provided, however, that if such prejudicial change appertains to outstanding Units of one or more, but not all, of such classes or series of Preferred Membership Interests, then for the purposes of this Section 3.6 such change shall be deemed to be authorized if holders of two-thirds of the Units of Preferred Membership Interests prejudicially affected shall vote favorably with respect thereto.

          Notwithstanding anything elsewhere in this Article 3, if in connection with the accomplishment of any matter whatsoever, provision is to be made for the redemption or retirement of all of the Preferred Membership Interests of any class or series at the time outstanding, nothing in this Article 3 shall be construed to confer on the holders of Units of the Preferred Membership Interests of such class or series any power or right to vote in respect of any such matter except where, and to the extent that, a right to vote which cannot be waived by the terms hereof is conferred by the then existing laws of the State of Louisiana.

          Voting Rights.

          The holders of Units of Preferred Membership Interests shall not possess voting power for any purposes (including but not limited to the purposes described in Section 1318(B) of the Act) other than those for which voting power is conferred by Section 3.6 hereof, by this Section 3.7, by Section 6.2 hereof, or on a series thereof by the resolution of the Board of Directors establishing such series. In addition to the voting powers so expressly conferred upon Preferred Membership Interests and in addition to voting rights granted to Preferred Membership Interests in statutory proceedings as to which their vote may be mandatorily required by the then existing laws of the State of Louisiana, in case at any time the Company shall fail to declare and pay or set aside for payment in full any quarterly distribution on any series of Preferred Membership Interests and shall not on or before the sixth succeeding quarterly distribution payment date declare and pay or set aside for payment in full said distribution in arrears and also all distributions which shall in the meantime have become due and payable on all of the outstanding Preferred Membership Interests, such holders of all series of Preferred Membership Interests shall thereupon have and continue to have, the right, voting together as a class for such purpose by plurality vote, with each Unit of Preferred Membership Interest having for purposes of the class votes provided for in this Article 3, the vote per share fixed for such share pursuant to Paragraph (g) of Section 3.2 hereof, to elect two Directors of the Company until all distributions accumulated and payable on the Preferred Membership Interests shall have been fully paid; and, during the continuance of such right of the holders of all series of Preferred Membership Interests to elect such Directors, the holders of the Units of Common Membership Interests shall have the right, voting as a class, by plurality vote, to elect the remaining members of the Board of Directors which the holders of the Units of the Preferred Membership Interests are not entitled to elect.

          The terms of office of all persons who may be Directors of the Company at any time when such right to elect such Directors shall accrue to the holders of Units of Preferred Membership Interests shall terminate upon the election of their successors; and such election may be held at a special meeting of all Members of the Company which shall be convened at any time after the accrual of such right upon notice similar to that provided in this Agreement for calling the annual meeting of the Members, at the request in writing of the holders of record of at least 2% of the number of Units of Preferred Membership Interests then outstanding. In default of the calling of said meeting by a proper officer of the Company within five days after the making of such request, such meeting may be called on like notice by any holder of record of Preferred Membership Interests, for which purpose any such holder of Preferred Membership Interests shall have the right to have access to the list of Members of the Company. If such special meeting be not called prior to the next annual meeting, the holders of Preferred Membership Interests as one class for such purpose, and the holders of the Common Membership Interests as a second class, shall elect members of the Board of Directors as aforesaid, at such annual meeting, unless previously thereto all such distribution defaults shall have been made good.

          At all meetings of Members held, for the purpose of electing Directors, during the period holders of Preferred Membership Interests shall have the right to elect two members of the Board of Directors, a Majority of the Units of the then issued and outstanding Preferred Membership Interests as a class and of the Common Membership Interests as a class shall constitute a quorum of those classes, respectively, for the purposes of such meetings and lack of a quorum as to either of such classes at any such meeting shall not interfere with the holding of such meeting and the election of Directors by the class having a quorum present; provided that in such election the specific Directors to be succeeded shall be designated. Upon the termination at any time of such right of the holders of Preferred Membership Interests to elect two members of the Board of Directors, the term of office of all Directors elected by vote of the holders of Preferred Membership Interests as a class (or elected to fill a vacancy which might have been so filled) shall end upon the election and qualification of their successors; and such election may be held at a special meeting of holders of the Common Membership Interests, convened on like notice at the request in writing of the holders of record of at least 2% of the total number of Units of the Common Membership Interests then outstanding, or, if such special meeting is not called prior to the next annual meeting, at such annual meeting. In default of the calling of said meeting by a proper officer of the Company within five days after the making of such request, such meeting may be called on like notice by any holder of record of the Common Membership Interests of the Company, for which purpose any such holder of the Common Membership Interests shall have the right to have access to the list of Members of the Company. Whenever, by reason of the resignation, death or removal of any Director or Directors or any increase in the number of Directors, at any time while the holders of Preferred Membership Interests are entitled to elect two members of the Board of Directors as aforesaid, the number of Directors in office who have been elected by either the holders of the Preferred Membership Interests as a class or the holders of the Common Membership Interests as a class shall become less than the total number subject to election by such respective classes, the vacancy or vacancies so resulting may be filled by plurality vote of such respective classes of Members at a meeting thereof called for the purpose, or pending such action, by the affirmative vote of a majority of the Directors at the time in office who were elected by the vote of such class of Members, although such Directors shall be less than a quorum of the Board of Directors, at a meeting called by any such Director in the manner provided in this Agreement for the calling of special meetings of the Board of Directors. During the continuance of such voting rights, a Director elected by holders of the Preferred Membership Interests as a class or the Common Membership Interests as a class (or elected to fill a vacancy which might have been so filled) shall be subject to removal by Majority vote of the Preferred Membership Interests or of the Common Membership Interests at the time outstanding as appropriate, at a special meeting called for the purpose, but not otherwise. A special meeting of Members to fill a vacancy or to remove a Director as last above provided may be called at any time by the holder or holders of record of Units entitled to cast at least 5% of the votes of the class of Units entitled to vote thereat or in such other manner as may be provided for in this Agreement. The term of office of any officer of the Company shall terminate upon the election and qualification of his successor; and such election may be held at any meeting of the Board of Directors following any special meeting of Members held upon the accrual or termination of the voting rights of the holders of the Preferred Membership Interests to elect two members of the Board of Directors so that new Directors elected at any such special meeting of Members shall be empowered to choose new officers of the Company or any thereof in their discretion.

          On all matters as to which no voting power is conferred on the Preferred Membership Interests by this Article 3 or by the resolution of the Board of Directors establishing such series as to which a vote of the Preferred Membership Interests is mandatorily required by the laws of the State of Louisiana, the authorization of such matter by the Preferred Membership Interests may be granted by the vote of the holders of Units of the Preferred Membership Interests (acting as one class) then outstanding having a Majority of the Units (as fixed pursuant to Paragraph (g) of Section 3.2 hereof) entitled to be cast by the Preferred Membership Interests.

          The holders of each class of Preferred Membership Interests shall be entitled to vote as a class upon a proposed amendment to the Company's Articles of Organization or this Agreement, and the holders of the outstanding Units of a series of Preferred Membership Interests shall be entitled to vote as a class upon a proposed amendment to the Company's Articles of Organization or this Agreement, whether or not otherwise entitled to vote thereon by the provisions of the Company's Articles of Organization, this Agreement or the resolution establishing such class or series, if the amendment would accomplish any of the following: (1) increase or decrease the aggregate number of authorized Units of such class or series; (2) increase or decrease the fixed liquidation price of the Units of such class or series; (3) effect an exchange, reclassification, or cancellation of all or part of the Units of such class or series; (4) effect an exchange, or create a right of exchange, of all or any part of the Units of another class or series into the Units of such class or series; (5) change the designations, preferences, limitations, or relative rights of the Units of such class or series; (6) change the Units of such class or series into the same or a different number of Units of the same class or series or another class or series; (7) create a new class or series of Membership Interests having rights and preferences equal, prior, or superior to the Units of such class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the Units of such class or series; (8) divide the Units of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the Units of such series; (9) limit or deny any existing preemptive rights of the Units of such class or series; or (10) cancel or otherwise affect distributions on the Units of such class or series which has accumulated but had not been declared.

          Series A 8.25% Preferred Membership Interests.

          One hundred thousand (100,000) Units of authorized Preferred Membership Interests classified as Preferred Membership Interests, shall constitute a series of Preferred Membership Interests, and are designated as Series A 8.25% Preferred Membership Interests (the "Series A 8.25% Preferred Membership Interests"); the fixed distribution rate, issued quarterly, on the Units of such series is 8.25% of the fixed liquidation price per annum, and such distributions are cumulative from the the most recent date through which dividends have been paid on the EGSI Series A 8.25% Preference Stock (as defined hereinafter) or, if no such dividend payments have been made, the date of original issue of the EGSI Series A 8.25% Preference Stock, with the first distribution payable March 15, 2008; such Units may be redeemed by the Company in whole or in part at any time on or after December 15, 2015, and the fixed redemption price on the Units of such series for such redemption, is $ 100 per Unit. No Units of the Series A 8.25% Preferred Membership Interests may be redeemed in whole or in part prior to December 15, 2015.

          The fixed liquidation price for the Units of the Series A 8.25%Preferred Membership Interests is $100.00 per Unit.

          The Series A 8.25% Preferred Membership Interests have no exchange or conversion rights.

          Each Unit of Series A 8.25%Preferred Membership Interests will be issued as a result of the merger of Entergy Gulf States Louisiana, Inc., a Texas corporation, formerly known as Entergy Gulf States, Inc. ("EGSI") into the Company, with the Company surviving. Upon the consummation of such merger, each share of Series A 8.25% Preference Stock of EGSI ("EGSI Series A 8.25% Preference Stock") shall be converted into one Unit of Series A 8.25% Preferred Membership Interests.

          A vote of one vote per Unit is hereby fixed for each Unit of Series A 8.25% Preferred Membership Interests on such matters, and only such matters as to which the Units of such series are entitled to vote under this Agreement or by law.

          Capitalization of Preferred Membership Interests.

          Each class and series of Units of Preferred Membership Interests in the Company may have such fixed liquidation price, or may be without fixed liquidation price, as shall be provided by this Agreement or by resolution of the Board of Directors in connection with the establishment of such class or series. Where Units of Preferred Membership Interests without a fixed liquidation price are issued, the Board of Directors shall by resolution establish a stated capital value thereof in connection with each such issuance. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value and sufficiency of the consideration received for Units of Preferred Membership Interests shall be conclusive.

          Certificates of Membership Interest; Transfer of Certificates.

          The Company may issue certificates evidencing ownership of Units, containing such recitals, terms, and provisions as are required by law, by the Articles of Organization, or by this Agreement, or as the Board of Directors may determine from time to time. The Board of Directors may promulgate procedures from time to time for the transfer of Units evidenced by such certificates.

          The Units shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer on the date of its issue. The certificates of each class or series of Units shall be consecutively numbered and shall be entered in the books of the Company or in the records of a registrar or transfer agent, if the Company elects to retain the services of a registrar or transfer agent, as they are issued. Each certificate shall be issued in global form in accordance with the rules and regulations of The Depository Trust Company or its successors or assigns or shall state on the face thereof the holder's name, the number, class, and series of the Units evidenced thereby, and the fixed liquidation price of such Units or a statement that such Units are without a fixed liquidation price. Certificates of any class or series shall conspicuously state on the front or back thereof either the preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications of that class or series or that such information is stated in the Articles of Organization or this Agreement, or in the resolution of the Board of Directors establishing such class or series, and that on written request to its principal place of business or registered office, it will provide a free copy of such information to the record holder of the certificate.

          The certificates representing any Membership Interests will bear the following legend:

          "The rights and privileges of the holder hereof are subject to the provisions of the Company's Articles of Organization and Operating Agreement. A copy of such Operating Agreement as in effect from time to time will be furnished without charge by the Company to the holder hereof upon written request."

          Certificates evidencing common membership interests shall be issued in the form set forth in Exhibit A hereto; certificates evidencing Series A 8.25% Preferred Membership Interests shall be issued in the form set forth in Exhibit B hereto; and for any other series of interests, in such other forms as may be approved by the Board of Directors.

          The Board of Directors or any officer authorized by the Board of Directors for such purposes may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors or such authorized officer may, in their or his or her discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it or he or she deems expedient and may require such indemnities as it or he or she deems adequate to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

          Units shall be transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney. Upon the transfer by a holder, in accordance with this Agreement, of any or all of its interest represented by a certificate for Units to the Company for cancellation (endorsed on the reverse side thereof or endorsed on a separate document), and upon the Company's registering the transfer in the books of the Company, the Company shall issue a new certificate for Units to the transferee for the percentage of the interest being transferred and, if applicable, cause to be issued to the transferor a new certificate for Units for that percentage of the interest that was represented by the canceled certificate for Units and that is not being transferred; provided, that the Company shall have no duty to register the transfer unless the requirements of Section 8-401 of the Uniform Commercial Code as in effect in the State of Louisiana are satisfied.

          Registered Holders as Owners.
            The Company may regard the person in whose name any Units issued by the Company are registered in the transfer records of the Company at any particular time as the owner of those Units at that time for purposes of voting those Units, receiving distributions thereon or notices in respect thereof, transferring those Units, exercising rights relating thereto, or giving proxies with respect to those Units; and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such interest, regardless of whether it shall have actual or other notice thereof, by a person other than the registered owner; and
            neither the Company nor any of its officers, Directors, employees, or agents shall be liable for regarding that person as the owner of those Units at that time for those purposes, regardless of whether that person possesses a certificate for those Units.

          Record Dates.

          For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a distribution by the Company, or in order to make a determination of Members for any other purpose (other than determining Members entitled to consent to action by Members proposed to be taken without a meeting of Members), the Board of Directors may provide that the transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the transfer records shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Members, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Members is to be taken. With respect to any record date, the record ownership of Membership Interests as of such date shall be determined as of the opening of business on such date. If the transfer records are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 3.12, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.

          Whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, the Board of Directors may fix a record date for the purpose of determining Members entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent having custody of the books in which proceedings of meetings of Members are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Secretary or principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

          Liability of Members.

          Each Member's liability shall be limited as described in Section 1314(B) of the Act.

          Membership Interest Acquired Directly From The Company.

          After the formation of the Company, the Board of Directors or any officer authorized by the Board of Directors for such purposes may admit any person as a Member upon the payment to the Company of such subscription price for the Membership Interest acquired by him, and on the Member's satisfaction of such other conditions, as the Board of Directors shall determine. Except as provided in the Articles of Organization or as otherwise provided herein, the approval or consent of the Members shall not be required for the admission of any person as a Member.

          Right of Transferee to Become a Member.

          A transferee of all or part of a Member's Membership Interest whose ownership is recorded in the transfer records of the Company in accordance with Section hereof shall become a Member, and shall have all of the rights and privileges arising out of or associated with the assigned Membership Interest, without any further action of the Company, the Board of Directors, or the Members. The assignor of such Membership Interest will cease to be a Member upon the effectiveness of the assignment when recorded in the transfer records of the Company in accordance with Section 3.10 hereof.

          Restrictions on Transfers.

          The Company may impose restrictions on the transfer of one or more classes or series of Membership Interests as determined by the Board of Directors from time to time, provided, however, that any such restriction that acts to amend, alter, change, or repeal the rights of holders of Membership Interests then outstanding in a manner prejudicial to such holders must be approved by a Majority of the Units of such affected holders.

          Withdrawal of a Member.

          No Member shall have the right, by statute or otherwise, to withdraw as a Member of the Company.

          No Preemptive Rights.

          Except as otherwise provided by agreement with the Company, no Member shall have any preemptive, preferential, or other right with respect to the issuance or sale of Membership Interests that may be issued or sold by the Company.

          Other Matters.

The Board of Directors or any officer authorized by the Board of Directors for such purposes may, without the approval or consent of the Members, compromise or release any obligation of a Member (or a Member's legal representative or successor) to make a contribution to the Company, to otherwise pay cash or transfer property to the Company, or to return cash or property paid or distributed by the Company to the Member in violation of the Act, the Articles of Organization, or this Agreement.

        DISTRIBUTIONS WITH RESPECT TO MEMBERSHIP INTERESTS

        Available Cash may be distributed to the Members from time to time as determined by the Board of Directors in their sole discretion, except as otherwise provided in or pursuant to the Articles of Organization or this Agreement. Each such distribution shall be made to the Members in proportion to their ownership of the outstanding Units or, if there is more than one class or series of Units, among the classes and series as determined by the Board of Directors in their sole discretion but in a manner consistent with the relative preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications thereof and (within each such class or series) in proportion to their ownership of the Units of such class or series.

        ACCOUNTING AND TAX MATTERS
          Allocation of Profits and Losses.

          The Company is to be taxed as a corporation for federal and state income tax purposes and its equity capital structure is to be that of a corporation. Accordingly, the Company will not maintain separate capital accounts for the Members, and the profits and losses of the Company will not be allocated among the Members. Any Director or Officer of the Company shall have authority to execute and deliver, on behalf of each Member, any and all elections necessary or appropriate to carry out the provisions of this Section.

          Fiscal Year.

          The fiscal year of the Company shall be the fiscal year selected by the Board of Directors.

          Method of Accounting.

          The books of the Company, for both tax and financial reporting purposes, shall be kept on the method of accounting selected by the Board of Directors.

          Tax Returns.

          The Board of Directors shall cause Company tax returns to be prepared and filed with appropriate authorities on a timely basis.

        DIRECTORS
          Number; Qualifications.

          Each Manager of the Company shall be referred to as a Director for all purposes. The number of Directors, which shall constitute the entire Board of Directors, shall be not more than fifteen (15) nor less than three (3) with the exact number at any given time to be fixed by a resolution of the Board of Directors or by Members holding a Majority of the Units entitle to vote thereon. The initial Directors shall be three (3) in number and shall be Mark G. Otts, Paul A. Castanon and Edna M. Chism, each of whom shall serve as Directors until their successors are appointed and qualify, or until their death, resignation, or removal. Subject to the rights of the holders of Preferred Membership Interests under Section 3.7 hereof, the minimum and maximum number of Directors may be changed from time to time by amendment to this Agreement. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Louisiana or Members of the Company.

          Authority of the Board of Directors.

          Except and to the extent that the Act, the Articles of Organization, or this Agreement shall reserve the same to the Members in whole or in part or otherwise restrict the powers of the Board of Directors, the powers of the Company, including without limitation the taking of all actions specified in Section 1318(B) of the Act, shall be exercised under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors of the Company.

          The Directors shall not be mandataries or agents of the Company for the purpose of its business pursuant to Section 1317(A) of the Act, and shall not individually have the authority to act for the Company or otherwise bind the Company.

          The Board of Directors shall have no authority to merge, consolidate or dissolve the Company, undertake any conversion, liquidate the Company, or dispose of all or substantially all of its assets without the consent of Members holding a Majority of the Units entitled to vote thereon.

          Election and Removal.

          Subject to the provisions of Section 3.7 hereof, the persons serving as Directors shall be elected and removed from time to time, with or without cause, by Members holding a Majority of the Units entitled to vote thereon or as otherwise provided in accordance with the preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications of any class or series of Units. Except as otherwise provided in the Articles of Organization, in this Agreement, or in the preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications of any class or series of Units, any vacancy occurring in Directors other than as a result of the removal of a Director by the Members may be filled by (i) Members holding a Majority of the Units entitled to vote thereon, or (ii) unless the vacancy occurs as a result of the removal of a Director by the Members, the vote of a majority of the remaining Directors even if the number of remaining Directors does not constitute a quorum.

          Liabilities of Directors.

          Except as otherwise expressly provided herein, the liabilities of the Directors shall be limited as set forth in Section 91(A) of the Louisiana Business Corporation Law (or any successor statute).

        Officers
          Appointment, Number, Qualification, Term, Compensation.

          The officers of the Company shall be appointed by the Board of Directors and shall consist of a President, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chair of the Board, a Group President, Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with this Agreement. Two or more offices may be held by the same person. None of the officers need be Directors. The Board of Directors shall have the power to authorize contracts for the employment and compensation of officers for such terms as the Board of Directors deems advisable. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

          Removal.

          The officers of the Company shall hold office until their successors are appointed and qualify, or until their death, resignation, or removal from office. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors whenever, in their judgment, the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

          Vacancies.

          Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

          Authority.

          Officers and agents shall have such authority and perform such duties in the management of the Company as may be provided by the Act or this Agreement or as shall be determined from time to time by resolution not inconsistent with this Agreement.

          The duties and authorities of the following officers shall be as set forth below:

            Chair of the Board.

            The Chair of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors.

            President.

            The President shall be the chief executive officer of the Company, shall have general and active management of the business and affairs of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the Members and at all meetings of the Board of Directors in the absence or disability of the Chair of the Board. The President shall have authority to sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by this Agreement or the Board of Directors to some other person.

            Vice-President.

            Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

            Secretary.

            The Secretary shall attend all meetings of the Board of Directors and all meetings of Members and record all of the proceedings of the meetings of the Board of Directors and of the Members in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Company, if any, and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer.

            Treasurer.

            The Treasurer shall have custody of the Company funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

            The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors or as otherwise appropriate in the conduct of the Company's business, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

            If required by the Board of Directors, the Treasurer shall give the Company a bond of such type, character, and amount as the Board of Directors may require.

            Assistant Secretary and Assistant Treasurer.

            In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

          Liabilities of Officers.

        Except as otherwise expressly provided herein, the liabilities of the officers shall be limited as set forth in Section 91(A) of the Louisiana Business Corporation Law (or any successor statute).

        Indemnification of DIRECTORS, Officers, and Other Agents.
          Indemnification.

          The Company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any action, suit, or other proceeding (whether judicial, administrative, arbitrative, or investigative), in any appeal therefrom, or in any inquiry that could lead to any such proceeding, because the person is or was a Director, officer, employee, or agent of the Company or serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise as follows:

            Such person shall be indemnified to the fullest extent permitted by law against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made (even as to expenses) in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Company.
            Such person shall be indemnified under this Agreement only if it is determined that such person conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity as a Director, that his or her conduct was in the Company's best interest, and in all other cases that his or her conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, an additional determination must be made that such person had no reasonable cause to believe his or her conduct was unlawful.
            A determination of indemnification of a Director or officer of the Company must be made by a majority vote of a quorum of those Directors who, at the time of the vote, are not named defendants or respondents in the proceeding, or, if such a quorum is not obtainable and the Board of Directors so directs, by independent legal counsel substantially equivalent to independent legal counsel described in subsection (C) (2) of Section 83 of the Louisiana Business Corporation Law (or any successor statute), or by Members who hold a Majority of the Units entitled to vote on such matters and who are not named defendants or respondents in the proceeding.
          Expenses Advanced.

          The Company shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a Director, officer, employee, or agent of the Company, or person serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise who was, is, or is threatened to be, made a named defendant or respondent in such a proceeding after the Company receives a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements.

          The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth herein. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction and after exhaustion of all appeals therefrom.

          Other Provisions.

          The protection and indemnification provided by this Agreement (a) shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, insurance policy, or vote of the Directors or Members, or otherwise; (b) shall continue as to any person who has ceased to serve in the capacity which initially entitled such person to indemnity and advancement of expenses; and (c) shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of such person. The rights granted by this Article 8.3 shall be deemed to be contract rights, and no amendment, modification, or repeal of any provision of this Article 8.3 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification, or repeal.

        MEETINGS OF THE BOARD OF DIRECTORS AND MEMBERS
          Place of Board of Directors Meetings.

          Meetings of the Board of Directors, regular or special, may be held either within or without the State of Louisiana. Meetings may be held by telephonic conference.

          Regular Meetings of the Board of Directors.

          Regular meetings of the Board of Directors may be held with or without notice, unless notice is required under this Agreement, at such time and at such place as shall from time to time be determined by the Board of Directors.

          Special Meetings of the Board of Directors.

          Special meetings of the Board of Directors may be called by any Director. Notice of each special meeting of the Board of Directors shall be given to each Director at least two (2) days before the date of the meeting.

          Notice and Waiver of Notice.

          Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any Director, whether or not attending, may waive notice by the execution of a written waiver. Except as may be otherwise provided by this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Quorum of Directors; Effectiveness of Action.

          At all meetings of the Board of Directors, a majority of the then-serving Directors shall constitute a quorum for the transaction of business, unless a different number is required by law or the Articles of Organization or this Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present at that meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Unless a larger majority is required by the Act, the Articles of Organization, this Agreement, or the relative preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications with respect to any Preferred Membership Interests, the affirmative vote of a majority of Directors present at a meeting at which a quorum is present shall be effective to take action as the Board of Directors at such meeting.

          Committees.

          The Board of Directors, by resolution, may designate from among the Directors one or more committees, each of which shall be comprised of one or more of the Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. Any such committee shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set out in this Agreement.

          Delegation.

          The Board of Directors may from time to time delegate specific authorities and responsibilities to one or more officers or other agents who, pursuant to such delegations, will have the power to exercise such responsibilities and the obligation to fulfill such responsibilities.

          Method of Member Voting.

          Each outstanding Unit, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Members, except to the extent that the Articles of Organization, this Agreement, or the resolutions creating any class or series provide for more or less than one vote per Unit or limit or deny voting rights to the holders of the Units of any class or series. Any Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the Member or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 9.8. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

          Meetings of Members.

          An annual meeting of the Members shall be held at such time and place as the Board of Directors shall specify, which date shall be within 13 months after the last annual meeting of Members, but failure to hold any such annual meeting shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. Members holding at least 20% of all Units of Common Membership Interests or any Director may also call a meeting of the Members, and a meeting may be called as provided in Section 3.7 hereof. Any meeting shall be held not less than 10 nor more than 50 days after the date of written notice thereof, at such place in or outside of Louisiana as the notice shall specify. The notice shall describe the matters to be considered at the meeting, and no matter other than those described in the notice may be taken up at the meeting. Members holding a Majority of the Units entitled to vote shall constitute a quorum with respect to any meeting of the Members, and Members holding a Majority of the Units of any class shall constitute a quorum with respect to Members holding that class of Units. Unless otherwise provided in the Articles of Organization, once a quorum is present at a meeting of Members, the Members represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Members or the refusal of any Member represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Organization, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a Majority of the Units represented in person or by proxy at that meeting. Any Member attending the meeting shall be deemed to have waived notice thereof unless he or she is attending for the exclusive purpose of objecting to the validity of the meeting. Any Member, whether or not attending, may waive notice by the execution of a written waiver. If all Members waive notice, a meeting shall be valid even though proper or timely notice thereof may not have been given, and any matter may be considered at such a meeting whether or not described in the notice of the meeting.

          Action Without Meetings.

          Any action required or permitted to be taken at a meeting of the Members, Board of Directors, or any committee may be taken without a meeting without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the Members, Directors, or committee members, as the case may be, entitled to vote thereon. Such consent shall have the same force and effect as an affirmative vote by the requisite majority at a meeting.

        DISSOLUTION AND TERMINATION
          Causes of Dissolution.

          The Company shall be dissolved upon the earliest to occur of the following:

            the affirmative vote of Members holding at least a two-thirds Majority of the Units entitled to vote thereon that the Company should be dissolved; or
            entry of a decree of judicial dissolution under Section 1335 of the Act.

          The Company shall not be dissolved merely because the continuing membership of the last remaining Member shall have terminated.

          Winding Up.

          Upon the dissolution of the Company, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member, Director, or officer shall take any action on behalf of the Company that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Board of Directors (or, in the event there is no remaining Director, any person elected by Members holding a Majority of the Units entitled to vote thereon) shall be responsible for overseeing the winding up of the Company and shall take full account of the Company's liabilities and property. The Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

            first, to the payment and discharge of all of the Company's debts and liabilities to creditors including creditors who are also Members; and
            thereafter, the balance, if any, to the Members in proportion to their ownership of the Units or, if there is more than one class or series of Units, among the classes and series in a manner consistent with the relative preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications thereof and (within each such class or series) in proportion to their ownership of the Units of such class or series.

        In the discretion of the Board of Directors or other person in charge of winding up, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 10.2 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contested, contingent, or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Board of Directors or other person in charge of winding up, in the same proportions among the Members as such amount would have been distributed directly from the Company pursuant to this Agreement.

        GENERAL PROVISIONS
          Company Records.

          The Company shall keep and maintain in its registered office the records and information required by Section 1319(A) of the Act. The Company shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

          The Company shall make available to Members on reasonable request the street address of its registered office in which the records required by this section are maintained or will be available.

          A Member, on written request stating the purpose, may examine and copy, in person or by the Member's representative, at any reasonable time, for any proper purpose, and at the Member's expense, records required to be kept under Section 1319(A) of the Act, provided that on the written request by any Member made to the Company at the Company's principal office address, the Company shall provide to the requesting Member without charge copies of:

            the Articles of Organization and this Agreement and all amendments or restatements thereof; and
            the Company's federal and state income tax returns, if any, for the three (3) most recent years.

          Notwithstanding the foregoing provisions of this Section 11.1 to the contrary, to the extent permitted by law, the Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (a) any information determined by the Board of Directors to be in the nature of trade secrets or (b) other information the disclosure of which the Board of Directors determines (i) is not in the best interests of or could damage the Company or any of its affiliates or (ii) is required to be kept confidential by the Company or any affiliate by law or by agreement with any third party.

          The provisions of Section 1319(B) of the Act shall not apply to the Company.

          Notice.

          Except as otherwise required by law, any notice to Members or Directors shall be in writing and shall be delivered personally or mailed to the Members or Directors at their respective addresses appearing on the books of the Company, or shall be given in any other manner allowed by law and adopted by resolution of the Board of Directors. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telephone. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Organization or of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          Seal.

          The seal of the Company, if any, shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          Applicable Law.

          This Agreement, and the rights, interests, and obligations of the Members with respect to the Company, shall be governed by, interpreted, construed, and enforced in accordance with the Act and, as made applicable by the Act, the other laws of the State of Louisiana.

          Terminology.

          All personal pronouns used in this Agreement, whether masculine, feminine, or neuter, shall include all other genders, and the singular shall include the plural and vice versa whenever the context requires.

          Headings.

          The cover page, table of contents, titles of articles, sections, etc. used in this Agreement are used for convenience only and shall not be considered in construing the terms of this Agreement.

          Amendments.

          Except as otherwise provided in this Agreement, this Agreement may be amended, altered, or repealed by the affirmative vote of a Majority of the Units entitled to vote thereon. No amendment to this Agreement will be effective until reduced to writing.

          Mergers.

          The Company may be a party to a merger, subject to the requirements of this Agreement, provided that such merger shall have been approved by either (i) the written consent of a Majority of the Units entitled to vote thereon in lieu of a meeting of the Members, without prior notice to Members not entitled to vote thereon, or (ii) a Majority of the Units entitled to vote thereon at a meeting of the Members; and written notice of such meeting shall have been given to all Members, whether or not entitled to vote thereon, at least 20 days before such meeting, stating the purpose of the meeting and containing or enclosing a copy of a summary of the plan of merger.

          No State-Law Partnership.

The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director, and this Agreement may not be construed to suggest otherwise.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
THE NEXT PAGE OF THIS DOCUMENT IS PAGE S-1.]

ADOPTED TO BE EFFECTIVE AS OF DECEMBER 31, 2007.

ENTERGY GULF STATES LOUISIANA, L.L.C.
By:/s/ Mark G. Otts
Mark G. Otts, Director

By:/s/Paul A. Castanon
Paul A. Castanon, Director

By:/s/ Edna M. Chism
Edna M. Chism, Director

EGS HOLDINGS, INC. By:/s/ Steven Neinast
Steven Neinast, Vice President

EXHIBIT A

ENTERGY GULF STATES LOUISIANA, L.L.C.,
A LOUISIANA LIMITED LIABILITY COMPANY

CERTIFICATE OF MEMBERSHIP INTEREST

COMMON MEMBERSHIP INTERESTS

[ ] UNITS                                                                                                                                                                    CERTIFICATE NO. [ ]

This certifies that [ ]., is the record holder of [ ] Units of the COMMON MEMBERSHIP INTERESTS OF ENTERGY GULF STATES LOUISIANA, L.L.C. (the "Company"), a limited liability company organized under the laws of the State of Louisiana, and is entitled to all of the rights and privileges and subject to all of the obligations, restrictions, and limitations of a Member of the Company in accordance with the provisions of its Articles of Organization and Operating Agreement as amended from time to time. The units represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed or assigned.

Full statements of the designations, preferences, limitations and relative rights of the units of each class of membership interests in the Company, the variations in the relative rights and preferences of the units of each series of Preferred Membership Interests so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series thereof, and of the limitations or denial of the preemptive rights of members to acquire unissued units of the Company's membership interests, are set forth in the Company's Operating Agreement as amended from time to time. These rights and privileges of the holder hereof are subject to the provisions of the Company's Articles of Organization and Operating Agreement. A copy of such Operating Agreement as in effect from time to time will be furnished without charge by the Company to the holder hereof upon written request.

The interests in the Company are certificated securities governed by (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Louisiana, and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: _____________________

_______________________________                                                         ____________________________________
[Vice] President                                                                                                 [Assistant] Secretary

Countersigned:                                                                                                 Registered:

____________________________________                                                _____________________________________
[ ],                                                                                                                        [ ],
as Transfer Agent                                                                                                 as Registrar

ENDORSEMENT

For value received, __________________________________________________________________________ [name of the record holder exactly as it appears on the face of this Certificate] hereby sells, assigns, and transfers to ____________________________________________________________________________ [name of transferee] __________________________________________________ of the units represented by the within Certificate and hereby irrevocably appoints ___________________________________________ [name of transfer agent] as attorney to transfer such units on the books of the Company with full power of substitution in the premises.

Dated: _________________________                                                     ______________________________________________
                                                                                                                        [Holder]

Dated: _________________________                                                     ______________________________________________
                                                                                                                        [Witness]

EXHIBIT B

ENTERGY GULF STATES LOUISIANA, L.L.C.,
A LOUISIANA LIMITED LIABILITY COMPANY

CERTIFICATE OF MEMBERSHIP INTEREST

UNLESS AND UNTIL THIS PREFERRED MEMBERSHIP INTEREST IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED UNITS OF PREFERRED MEMBERSHIP INTEREST REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE TRANSFER AGENT BY THE DEPOSITORY TRUST COMPANY OR ITS SUCCESSOR (THE "DEPOSITARY"), THIS PREFERRED MEMBERSHIP INTEREST MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO., OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS PREFERRED MEMBERSHIP INTEREST MAY BE EXCHANGED FOR CERTIFICATED UNITS OF PREFERRED MEMBERSHIP INTEREST REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED UNITS OF PREFERRED MEMBERSHIP INTEREST TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY).

SERIES A 8.25% PREFERRED MEMBERSHIP INTERESTS
(CUSIP [___________])

[ ]                                                                                                                                                             UNITS CERTIFICATE NO. [ ]

This certifies that [ ] is the record holder of [ ] Units of the SERIES A 8.25% PREFERRED MEMBERSHIP INTERESTS OF ENTERGY GULF STATES LOUISIANA, L.L.C. (the ""Company"), a limited liability company organized under the laws of the State of Louisiana, and is entitled to all of the rights and privileges and subject to all of the obligations, restrictions, and limitations of a Member of the Company in accordance with the provisions of its Articles of Organization and Operating Agreement as amended from time to time. The units represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed or assigned.

The fixed liquidation price for the units is $100 per unit.

Full statements of the designations, preferences, limitations and relative rights of the units of each class of membership interests in the Company, the variations in the relative rights and preferences of the units of each series of Preferred Membership Interests so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series thereof, and of the limitations or denial of the preemptive rights of members to acquire unissued units of the Company's membership interests, are set forth in the Company's Operating Agreement as amended from time to time. These rights and privileges of the holder hereof are subject to the provisions of the Company's Articles of Organization and Operating Agreement. A copy of such Operating Agreement as in effect from time to time will be furnished without charge by the Company to the holder hereof upon written request.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: _____________________

_______________________________                                                         _____________________________________
[Vice ]President                                                                                                 [Assistant ]Secretary

Countersigned:                                                                                                 Registered:

____________________________________                                                _____________________________________
[ ],                                                                                                                         [ ],
as Transfer Agent                                                                                                  as Registrar

ENDORSEMENT

For value received, __________________________________________________________________________ [name of the record holder exactly as it appears on the face of this Certificate] hereby sells, assigns, and transfers to ____________________________________________________________________________ [name of transferee] __________________________________________________ of the units represented by the within Certificate and hereby irrevocably appoints ___________________________________________ [name of transfer agent] as attorney to transfer such units on the books of the Company with full power of substitution in the premises.

Dated: _________________________                                                         ______________________________________________
                                                                                                                        [Holder]

Dated: _________________________                                                         ______________________________________________
                                                                                                                        [Witness]